Registration No. 33-71600

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                        POST EFFECTIVE AMENDMENT NO. 3 TO

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              MARTIN COLOR-FI, INC.
             (Exact name of registrant as specified in its charter)


         South Carolina                                        57-0879569
 (State or other jurisdiction of                            (I.R.S. Employer
 incorporation or organization)                            Identification No.)


                306 Main Street, Edgefield, South Carolina 29824
              (Address of principal executive offices and zip code)


                              MARTIN COLOR-FI, INC.
                           1993 INCENTIVE STOCK OPTION
                       AND STOCK APPRECIATION RIGHTS PLAN
                              (Full title of Plan)

                              MARTIN COLOR-FI, INC.
                                1993 NONQUALIFIED
                                STOCK OPTION PLAN
                              (Full Title of Plan)



          Gregory W. Anderson, Esquire                   Copies to:
           Corporate Counsel                    George S. King, Jr., Esquire
         Martin Color-Fi, Inc.                 Suzanne Hulst Clawson, Esquire
            306 Main Street                         Sinkler & Boyd, P.A.
    Edgefield, South Carolina 29824             1426 Main Street, Suite 1200
(Name and address of agent for service)        Columbia, South Carolina 29201

           (803) 637-7000                              (803) 779-3080
   (Telephone number, including area code,
    of agent for service)

         This Post-Effective Amendment is filed pursuant to the undertakings required by 17 C.F.R. Section 229.512(a)(3) to terminate the offering of securities registered pursuant to Registration Statement No. 33-71600, and to remove from registration all 300,000 shares of Martin Color-Fi, Inc. common stock reserved for issuance pursuant to the Martin Color-Fi, Inc. 1993 Incentive Stock Option and Stock Appreciation Rights Plan previously registered pursuant hereto and all 14,000 shares of Martin Color-Fi, Inc. common stock reserved for issuance pursuant to the Martin Color-Fi, Inc. 1993 Nonqualified Stock Option Plan previously registered pursuant hereto. None of such shares of common stock have been issued.


                                   SIGNATURES

The Registrant

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 3 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Edgefield, State of South Carolina on October 18, 1996.


                                 MARTIN COLOR-FI, INC.


                                 By: s/James F. Martin
                                      James F. Martin
                                      Chairman and Chief Executive Officer




         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to Registration Statement has been signed by the following person in the capacities indicated on October 18, 1996.



                               By: s/Bret J. Harris
                                    Bret J. Harris
                                    Chief Financial Officer
                                    (Principal Accounting and Financial Officer)

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to Registration Statement has been signed by the following persons in the capacities indicated on October 18, 1996.



s/James F. Martin             Chairman of the Board and Chief Executive
James F. Martin               Officer


s/Henry M. Poston             President, Chief Operating Officer and Director
Henry M. Poston


                              President, Carpet Division and Director
Russell T. Lyon


s/Gregory W. Anderson         Corporate Counsel and Director
Gregory W. Anderson


                              Director
W. Fred Davis, Jr.


                              Director
James C. Hite


                              Director
Jack J. Jackson


s/George L. Rainsford         Director
George L. Rainsford


s/Bettis C. Rainsford         Director
Bettis C. Rainsford



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